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                                                               Exhibit 23(b)




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Merrill Lynch & Co., Inc. (the "Company") on Form S-8 related to the 1999 Deferred Compensation Plan for a Select Group of Eligible Employees of our report dated February 23, 1998, appearing in the Annual Report on Form 10-K of the Company for the year ended December 26, 1997.


/s/ Deloitte & Touche LLP

July 30, 1998